                             EXHIBIT 23.02

                    [PINCOCK ALLEN & HOLT LETTERHEAD]



                              March 30, 1999



Mr. John Bielun
Chief Financial Officer
Alta Gold Co.
601 Whitney Ranch Road
Suite 10
Henderson, Nevada 89014

Dear Sirs:

      Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference in the registration statements on Form S-8 (nos. 333-05695, 333-05697 and 333-05699) and on Form S-3 (nos. 33-84046,
333-26547,  333-51275  and 333-64847) of Alta  Gold  Co.  of  our
report entitled "1998 Reserve Audit, Griffon Mine, Olinghouse Mine and Copper Flat Project," dated March 30, 1999 and all references to our firm included in or made part of Alta Gold Co.'s Annual Report or Form 10-K for the fiscal year ending December 31, 1998.

                              Sincerely,

                              PINCOCK, ALLEN & HOLT


                              /s/ John W. Rozelle

                              John W. Rozelle, C.P.G.
                              Principal Geologist

JWR/sp